Exhibit 99.1

Liberty Latin America Acquires Remaining 40% of Liberty Cablevision of Puerto Rico
Acquisition of Minority Stake from Searchlight Capital Partners
Denver, Colorado – October 17, 2018: Liberty Latin America Ltd. (“Liberty Latin America” or “LLA”) (NASDAQ: LILA and LILAK, OTC Link: LILAB) today announced that it has acquired the remaining 40% stake in Liberty Cablevision of Puerto Rico (“Liberty Puerto Rico” or “LCPR”) from funds affiliated with Searchlight Capital Partners, L.P. (“Searchlight”) in exchange for 9,500,000 Liberty Latin America Class C shares (LILAK). Following the acquisition, Liberty Latin America owns 100% of Liberty Cablevision of Puerto Rico. The transaction is expected to be accretive on a free cash flow per share basis for LLA shareholders.
Balan Nair, President and CEO of Liberty Latin America, commented, “We are pleased to announce this transaction, which reflects the confidence in our Puerto Rican management team and affirms our commitment to Puerto Rico as our business there recovers strongly following a difficult period for the island. At the same time, this further cements our strong relationship with Searchlight and I look forward to continuing to work alongside Eric as a member of our board.”
Eric Zinterhofer, Founding Partner of Searchlight, said, “I want to thank CEO Naji Khoury and the entire team at Liberty Puerto Rico for their dedication in transforming the company from a regional cable operator to the island-wide provider of market-leading broadband, pay TV and voice services in Puerto Rico. We are proud of the team’s tireless effort and leadership in rebuilding Liberty Puerto Rico’s network after Hurricane Maria devastated the island. We feel privileged to have been Liberty’s partner in Puerto Rico, and we look forward to being a long-term shareholder of Liberty Latin America.”
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the benefits of the transaction and other information and statements that are not historical fact. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include factors that are outside of our control, such as the risks detailed from time to time in Liberty Latin America’s filings with the Securities and Exchange Commission, including its most recently filed Form 10-K and Form 10-Q. These forward-looking statements speak only as of the date of this release. Liberty Latin America expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Latin America’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

About Liberty Latin America
Liberty Latin America is a leading telecommunications company operating in over 20 countries across Latin America and the Caribbean under the consumer brands VTR, Flow, Liberty, Más Móvil, BTC and Cabletica. The communications and entertainment services that we offer to our residential and business customers in the region include digital video, broadband internet, telephony and mobile services. Our business products and services include enterprise-grade connectivity, data center, hosting and managed solutions, as well as information technology solutions with customers ranging from small and medium enterprises to international companies and governmental agencies. In addition, Liberty Latin America operates a sub-sea and terrestrial fiber optic cable network that connects over 40 markets in the region.

Liberty Latin America has three separate classes of common shares, which are traded on the NASDAQ Global Select Market under the symbols "LILA" (Class A) and "LILAK" (Class C), and on the OTC link under the symbol "LILAB" (Class B).

For more information, please visit www.lla.com or contact:

Investor Relations:
Kunal Patel    +1 786 274 7552

Media Relations:
Claudia Restrepo    +1 786 218 0407

About Searchlight
Searchlight is a global private investment firm with offices in New York, London and Toronto. Searchlight seeks to invest in businesses where their long-term capital and strategic support accelerate value creation for all stakeholders. For more information, please visit www.searchlightcap.com.